SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2003

American Management Systems, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-9233	54-0856778

(State or other	(Commission File No.)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

4050 Legato Road
Fairfax, Virginia	22033

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On March 11, 2003, the Registrant announced that its Board of Directors increased by 3 million shares the Company’s existing share repurchase authorization, resulting in a repurchase authorization of approximately 4.2 million shares. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

Exhibit 99.1 Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

By: /s/ John S. Brittain, Jr. John S. Brittain, Jr. Executive Vice President, Chief Financial Officer and Treasurer

Date: March 14, 2003